Exhibit 99.1
FOR RELEASE:	July 1, 2010

Contact:	Doug Glenn
Executive Vice President, General Counsel
And Chief Operating Officer
757-217-3634

HAMPTON ROADS BANKSHARES PRIVATE PLACEMENT OF COMMON STOCK IS FULLY SUBSCRIBED

$255 Million Offering Expected to Close in Third Quarter

Company To Conduct $20 Million Rights Offering Following Close of Private Placement

NORFOLK, VIRGINIA (July 1, 2010) – Hampton Roads Bankshares, Inc. (NASDAQ: HMPR) (the “Company”) announced today that it has entered into additional and amended agreements with certain institutional investors who have committed, subject to the terms of those agreements, to purchase common stock totaling $255 million in certain private placement transactions (the “Private Placements”).  The offering, which was previously announced on May 24, 2010, is now fully subscribed.

The consummation of the Private Placements is subject to a number of conditions, including the receipt of regulatory approvals, receipt of required shareholder approvals, approval of amendments to the Company’s charter to increase the authorized shares of common stock to a number sufficient to allow for such transactions, certain amendments to the terms of the Company’s Series A and Series B preferred stock, the consummation of an offer with the United States Department of the Treasury (the “Treasury”) to exchange its Series C preferred stock for mandatorily convertible shares of preferred stock (the “Treasury Exchange Offer”), which would automatically convert into shares of common stock, exchange offers with holders of outstanding shares of Series A and B preferred stock pursuant to which each share of Series A and B preferred stock will be exchanged for shares of common stock (the “Series A and B Exchange Offers”), certain changes to the Company’s Board of Directors, continued listing of the common stock on NASDAQ upon the closing, the absence of burdensome regulatory conditions or agreements at closing, and the satisfaction of minimum liquidity and capitalization conditions following completion of the transactions, among other conditions.  Subject to satisfaction of the conditions to closing, including the foregoing conditions, the Company expects to close on the Private Placements in the third quarter of this year.

In connection with the closing of the Private Placements, the Company plans to conduct a $20 million rights offering (the “Rights Offering”) that will allow existing shareholders to purchase shares at the same price per share as the institutional investors.  As soon as practicable after the satisfaction of certain conditions, the Company will file a registration statement with respect to the shares to be sold in, and commence, the Rights Offering.

“We are very pleased to have received agreements representing a full subscription of the Private Placements,” said John A.B. “Andy” Davies, Jr., the Company’s President and Chief Executive Officer.  “This is another significant step forward in the process of substantially strengthening our balance sheet and providing a solid foundation for the future.”

The Company plans to use the proceeds of the Private Placements and the Rights Offering to make capital contributions to its subsidiary banks and for other corporate purposes.

Additional Information

The Private Placements discussed above involve the sale of securities in private transactions that will not be registered under the Securities Act of 1933.  This news release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The Company plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its shareholders a proxy statement in connection with the transactions contemplated herein (the “Proxy Statement”).  The Company and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies.  The Proxy Statement will contain important information about the Company and related matters, including the current security holdings of the Company’s respective officers and directors.  Security holders are urged to read the Proxy Statement carefully when it becomes available.

The tender offers described in this news release have not yet commenced.  The description of the Series A and B Exchange Offers is contained herein for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities.  The Company will file a Schedule TO with the SEC upon the commencement of such exchange offers.  Eligible holders of Series A and B preferred stock should read the Schedule TO and other related materials when those materials become available, because they will contain important information about the Series A and B Exchange Offers.

The written materials described above, including the Proxy Statement and the interests of participants in the proxy solicitation pursuant to the Proxy Statement to be filed and other documents filed by the Company with the SEC will be available free of charge from the SEC’s website at www.sec.gov.  In addition, free copies of these documents may also be obtained by directing a written request to:  John A.B. Davies, Jr., President and Chief Executive Officer, Hampton Roads Bankshares, Inc., 999 Waterside Dr., Suite 200, Norfolk, Virginia 23510.

Caution about Forward-Looking Statements

Certain information contained in this discussion may include “forward-looking statements.”  These forward-looking statements relate to the Company’s plans for raising capital, including the transactions described in this press release, the conditions necessary for and timing of the closing on the Private Placements and the exchange of preferred shares for common shares. There can be no assurance that the Company will be able to close on the transactions with investors and obtain required capital, or that other actual results, performance or achievements of the Company will not differ materially from those expressed or implied by forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to, our ability to complete the transactions announced today and other aspects of our recapitalization and recovery plans including regulator, shareholder and other third-party action and consents, including the successful participation in the Series A and B Exchange Offers and the Treasury Exchange Offer.  For details on these and other factors that could affect expectations, see the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, and other filings with the SEC.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company’s primary subsidiaries are Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (the “Banks”).  The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses.  Currently, Bank of Hampton Roads operates twenty-eight banking offices in the Hampton Roads region of southeastern Virginia and twenty-four offices in Virginia and North Carolina doing business as Gateway Bank & Trust Co.  Shore Bank serves the Eastern Shore of Maryland and Virginia through eight banking offices and fifteen ATMs. Through various affiliates, the Banks also offer mortgage banking services, insurance, title insurance, and investment products.  Shares of the Company's common stock are traded on the NASDAQ Global Select Market under the symbol HMPR. Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.